Sun Communities, Inc.
CEO Succession Planning Committee Charter

General Statement of Purpose

The purpose of the CEO Succession Planning Committee (the “Committee”) of the Board of Directors (the “Board”) of Sun Communities, Inc. (the “Company”) is to assist the Board in succession planning for the position of chief executive officer (the “CEO”) of the Company.

Composition

The number of individuals serving on the Committee shall be fixed by the Board from time to time but shall consist of no fewer than three members, each of whom shall satisfy the independence standards established by the New York Stock Exchange Listed Company Manual for listing on the exchange. The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board. Committee members may be replaced or removed by the Board at any time with or without cause. Resignation or removal of a member of the Committee from the Board, for whatever reason, shall automatically constitute resignation or removal, as applicable, from the Committee. Vacancies occurring on the Committee, for whatever reason, may be filled by the Board.

The Board shall designate one or more members of the Committee to serve as Chair or Co-Chairs of the Committee.

Meetings

The Committee shall meet as often as it determines is appropriate to carry out its responsibilities. The Chair, in consultation with the other Committee members, will determine the frequency and length of the meetings and will set agendas consistent with this Charter. The Chair may consult with management in the process of establishing agendas for Committee meetings. Such meetings shall be in person or by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. A majority of the members of the Committee shall constitute a quorum for purposes of holding a meeting. Unless otherwise provided herein, all actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present. In lieu of a meeting, the Committee may act by unanimous written consent.

Responsibilities and Authority

In furtherance of the Committee’s purposes, the Committee shall have the following authorities and responsibilities:

a.CEO Succession Planning
i.Plan generally for the orderly transition of the CEO role upon the eventual retirement of the current CEO.
ii.In collaboration with the Company’s Chairman and CEO, develop a candidate profile (including experience, competencies and personal characteristics) to meet the leadership needs of the Company, taking into account the Company’s strategic plans and other relevant factors.

iii.Assist the Board in identifying, evaluating and retaining a successor CEO of the Company. Without limiting the authorities of the Committee generally, the Committee is authorized to engage one or more outside search firms to provide assistance with respect thereto.
iv.Otherwise assist in effectively implementing a CEO succession plan pursuant to the Company’s Corporate Governance Guidelines.

b.Emergency Succession Planning The Committee shall assist the Board in implementing the Company’s emergency succession plans in the event of an unanticipated CEO vacancy.

c.Performance Evaluation of the Committee The Committee periodically shall evaluate its own performance and composition and report the results of such evaluation to the Board.

d.Other Delegated Duties and Responsibilities The Committee shall perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company’s CEO succession planning.

Other Provisions

a.The Committee shall make regular reports to the Board concerning areas of the Committee’s responsibilities hereunder.

b.The Committee shall review and assess the adequacy of this Charter from time to time and recommend any proposed changes to the Board for approval.

c.In carrying out its responsibilities, the Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the Committee may consult. The Committee is authorized to request that any officer or employee of the Company, the Company’s outside legal counsel or any other professional retained by the Company to render advice to the Company attend a meeting of the Committee or meet with any members of or advisors to the Committee. The Committee may engage independent counsel and such other advisors it deems necessary to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

In connection with its foregoing responsibilities, the Committee shall present its recommendations to the Board based on the conclusions of its review at such time as the Committee deems appropriate (it being understood for the avoidance of doubt that Committee members may share their views and recommendations to the Board regarding matters that may be considered in furtherance of the Committee’s purposes).

Adopted November 5, 2024
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